Exhibit (B)(13)

AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

OF LYONDELL CHEMICAL TECHNOLOGY, L.P.

This Amendment (“Amendment”) to Agreement of Limited Partnership of Lyondell Chemical Technology, L.P. (the “Partnership”), dated December 1, 1991 (as amended, the “Partnership Agreement”), is made this 30th day of June, 2006, by and among Lyondell Chemical Technology Management, Inc., a Delaware corporation (“LCTM”), Lyondell Chemical Technology 1 Inc., a Delaware corporation, Lyondell Chemical Technology 2 Inc., a Delaware corporation, Lyondell Chemical Technology 3 Inc., a Delaware corporation, Lyondell Chemical Technology 4 Inc., a Delaware corporation, Lyondell Chemical Technology 5 Inc., a Delaware corporation, Lyondell Chemical Technology 6 Inc., a Delaware corporation, Lyondell Chemical Technology 7 Inc., a Delaware corporation, and Lyondell Chemical Technology 8 Inc., a Delaware corporation (collectively, not including LCTM, the “Limited Partners” and, together with LCTM, the “Partners”).

WITNESSETH:

WHEREAS, the Partners are all of the partners of the Partnership, LCTM is the sole general partner of the Partnership and the Limited Partners are the limited partners of the Partnership; and

WHEREAS, the limited Partners are contemplating entering into pledge agreements under which they will pledge their interests in the Partnership to secure the obligations of their parent, Lyondell Chemical Company, a Delaware corporation (“Lyondell”), under that certain Amended and Restated Credit Agreement dated as of December 16, 2004, as amended, among Lyondell, as borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, as Syndication Agent, and Citicorp USA, Inc., Credit Suisse First Boston and Societe Generale, as Co-Documentation Agents (the “Credit Agreement”): and

WHEREAS, certain provisions of the Partnership Agreement prohibit the Limited Partners from pledging their interests in the Partnership; and

WHEREAS, the Partners now desire to amend the Partnership Agreement to permit the Limited Partners to pledge their interests in the Partnership.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

1. Section 11.1(a) of the Partnership Agreement is hereby deleted and the following is substituted, in its entirety, therefor:

“[Intentionally Omitted]”

HOU03:1069650

2. Except as modified hereby, the terms and conditions of the Partnership Agreement remain unchanged and in full force and effect and are hereby ratified and confirmed.

3. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute the same instrument.

HOU03:1069650

2

Executed as of the day and date first above written.

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.

By:
Francis P. McGrail President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 1 INC.

By:
Francis P. McGrail President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 2 INC.

By:
Francis P. McGrail President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 3 INC.

By:
Francis P. McGrail President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 4 INC.

By:
Francis P. McGrail President and Treasurer

HOU03:1069650

LYONDELL CHEMICAL TECHNOLOGY 5 INC.

By:
Francis P. McGrail President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 6 INC.

By:
Francis P. McGrail President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 7 INC.

By:
Francis P. McGrail President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 8 INC.

By:
Francis P. McGrail President and Treasurer

HOU03:1069650

CONSENT OF PARTNERS

Lyondell Chemical Technology Management, Inc., a Delaware limited liability company, as General Partner, and Lyondell Chemical Technology 1, Inc., a Delaware corporation, Lyondell Chemical Technology 2, Inc., a Delaware corporation, Lyondell Chemical Technology 3, Inc., a Delaware corporation, Lyondell Chemical Technology 4, Inc., a Delaware corporation, Lyondell Chemical Technology 5, Inc., a Delaware corporation, Lyondell Chemical Technology 6, Inc., a Delaware corporation, Lyondell Chemical Technology 7, Inc., a Delaware corporation, Lyondell Chemical Technology 8, Inc., a Delaware corporation, as Limited Partners, of Lyondell Chemical Technology, L.P., a Delaware limited partnership (the “Partnership”), do hereby consent to the Amendment to Partnership Agreement of the Partnership attached hereto as Exhibit A.

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 1 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 2 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 3 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 4 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 5 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 6 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 7 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

LYONDELL CHEMICAL TECHNOLOGY 8 INC.

By:
	Name:	Francis P. McGrail
	Title:	President and Treasurer

ARCO CHEMICAL TECHNOLOGY, L.P.

AGREEMENT OF LIMITED PARTNERSHIP

PREAMBLE

This Agreement of Limited Partnership, which is made and dated as of the 1st day of December, 1991, is by and between ARCO Chemical Technology Management, Inc., as the general partner, and ARCO Chemical Technology, Inc., as the limited partner. In consideration of the rights conferred and the obligations assumed herein, and intending to be legally bound, the parties hereto hereby agree as follows.

ARTICLE I. FORMATION OF LIMITED PARTNERSHIP

Section 1.1. Formation. The parties hereto hereby form a limited partnership pursuant to Del. Code Ann. tit. 6, SS 17-101, et seq., known as the Delaware Revised Uniform Limited Partnership Act.

Section 1.2. Certificate and Filings. The parties hereto shall forthwith execute an appropriate certificate of limited partnership and such other documents as may be required in connection with the formation of a Delaware limited partnership, which the General Partner shall cause to be appropriately filed as required by law.

ARTICLE II. DEFINITIONS

Section 2.1. Defined Terms. The following terms shall have the meanings indicated below wherever they appear in this Agreement and such meanings shall be equally applicable to both the singular and plural forms of the terms herein defined. References to an agreement, instrument or document shall, unless otherwise expressly provided, include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms, and shall include all schedules, appendices, annexes and exhibits thereto, as the same may be so amended, modified, or supplemented from time to time.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

“Accountants” shall mean such firm or firms of internationally recognized certified public accountants as may be appointed by the General Partner.

“Act” shall mean the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor thereto.

“ACTI” shall mean ARCO Chemical Technology, Inc., a Delaware corporation.

“ACTM” shall mean ARCO Chemical Technology Management, Inc., a Delaware corporation.

“Affiliate” shall mean, with respect to two Persons, that (i) one, directly or indirectly, is wholly owned by the other or (ii) both are directly or indirectly wholly owned by the same Person.

“Agreement” shall mean this Agreement of Limited Partnership, including all appendices and other exhibits or attachments hereto, as amended from time to time.

“Assets” shall mean all property, real and personal, tangible and intangible, of the Partnership.

“Available Cash” of the Partnership shall mean all funds of the Partnership on hand from time to time after (i) payment of all expenses of the Partnership as of such time and (ii) provision for a reserve reasonably necessary for Partnership operations and additional investments and reinvestments in the course of business of the Partnership.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

“Capital Account” shall mean a capital account for each Partner established on the books of the Partnership in accordance with Article V.

“Capital Contributions” in respect of any Partner shall mean the amount of all cash or other consideration contributed or deemed contributed by such Partner and any predecessor in interest of such Partner to the capital of the Partnership pursuant to Article VI.

“Certificate of Limited Partnership” means the Partnership’s Certificate of Limited Partnership as filed with the Secretary of State of Delaware, as it may be amended, supplemented or restated from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto.

“Fiscal Year” shall mean the calendar year, except that any tax year of the Partnership for federal income tax purposes that does not commence on January 1 and end on December 31 of a calendar year shall also be considered a Fiscal Year.

“GAAP” shall mean generally accepted accounting principles in the United States of America, consistently applied for the periods involved.

“General Partner” shall mean ACTM in its capacity as a general partner of the Partnership, or any successor or assign thereof.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

“Limited Partner” shall mean ACTI and any Person who is or becomes a party to this Agreement as a limited partner in the Partnership, in its capacity as a limited partner in the Partnership, or any other Person admitted as an additional or substitute limited partner in the Partnership pursuant to this Agreement, in such Person’s capacity as a limited partner in the Partnership.

“Partner” shall mean any Limited Partner or General Partner.

“Partnership” shall mean the limited partnership organized pursuant to this Agreement and the Certificate of Limited Partnership.

“Partnership Interest” shall mean the interest of a Partner, or an assignee of a Partner, in Partnership Assets and in Profits, Losses and Partnership distributions.

“Partnership Return” shall mean the Partnership’s United States federal income tax return.

“Percentage Interest” shall mean the percentage specified in Section 6.5.

“Person” shall mean any individual, partnership, firm, trust, association, corporation, joint venture, unincorporated organization, other business entity or governmental authority or political subdivision, including any agency, department or instrumentality thereof.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, the profit or loss of the Partnership determined in accordance with Section 4.1.

“Regulations” shall mean the income tax regulations promulgated by the U.S. Treasury Department pursuant to the Code and reference to. any section of such regulations shall include any successor thereto.

“Tax Credit” shall mean any amount that may be used as a credit against the tax imposed by the Code or by any state or municipal law.

“Tax Matters Partner” shall have the meaning specified in Section 13.2 of this Agreement.

ARTICLE III. NAME, PURPOSE, TERM, AND PLACE OF BUSINESS

Section 3.1. Name. The business of the Partnership shall be conducted under the Partnership name “ARCO Chemical Technology, L.P.”, or such name as may from time to time be designated by the General Partner upon notice to the Limited Partner. The abbreviation “L.P.” shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires.

Section 3.2. Purpose. The purpose of the Partnership shall be to own, purchase, develop and license technology.

Section 3.3. Term. The Partnership shall continue in existence until 11:59 p.m., local time in Wilmington, Delaware on December 31, 2021, or until earlier terminated according to Article XII.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 3.4. Place of Business. The principal place of business and commercial domicile of the Partnership shall be in the State of Delaware, or such other place as the General Partner, upon notice to the Limited Partner, may from time to time designate.

Section 3.5. Principal Office; Registered Office. The principal office of the Partnership shall be at 201 North Walnut Street, 3 Christina Center, Suite 902, Wilmington, Delaware 19801, or such other place as may from time to time be designated by the General Partner upon notice to the Limited Partner. The address of the registered office of the Partnership in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System, or such other agent or address as may from time to time be designated by the General Partner upon notice to the Limited Partner.

ARTICLE IV. BOOKS OF ACCOUNT AND BUDGETS

Section 4.1. Accounting. The General Partner shall cause to be maintained, at the Partnership’s principal office, on behalf of the Partnership, proper books and records with respect to the Partnership’s business. The books of the Partnership

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

shall be maintained to reflect commencement and formation of the Partnership for accounting purposes as of the date of this Agreement. The books of the Partnership shall be maintained on the accrual basis. For purposes of computing the amount of any item of income, gain, loss, deduction or credit to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

(a) Any deductions for depreciation, cost recovery or amortization attributable to property contributed by a Partner to the Partnership shall be determined as if the adjusted basis of such property on the date it was contributed was equal to the fair market value of the property; and

(b) Any income, gain or loss attributable to the taxable disposition of any property contributed by a Partner shall be determined as if the adjusted basis of the property as of the date of disposition was equal to the fair market value of the property at the time of contribution reduced by all depreciation, cost recovery and amortization deductions charged to the Partners’ Capital Accounts with respect to such property pursuant to Section 5.2.

Section 4.2. Banking. All funds of the Partnership shall be deposited in the name of the Partnership in an account or accounts with one or more banks or similar depository institutions as shall be determined by the General Partner.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 4.3. Financial Reporting. The General Partner shall inform the Limited Partner of the adjustments necessary to reflect the net profit and loss in accordance with GAAP.

Section 4.4. Reserves. Each Fiscal Year, the General Partner shall determine, after consultation with the Limited Partner, the amount of the reserve, if any, that may be reasonably necessary for Partnership operations and additional investments and reinvestments in the course of business of the Partnership.

ARTICLE V. CAPITAL ACCOUNTS

Section 5.1. Establishment of Capital Accounts. A separate Capital Account shall be established and maintained in respect of each Partner.

Section 5.2. Maintenance of Capital Accounts. Each Partner’s Capital Account shall be credited with (i) the amount of cash and the fair market value of other property (net of liabilities that the Partnership is considered to assume or take subject to, under Section 752 of the Code) contributed by such Partner to the capital of the Partnership and (ii) allocations to it pursuant to Section 7.1 of income (or items thereof) including tax-exempt income and gain. A Partner’s Capital Account shall be debited with (i) the cash and fair market value of property

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

distributed to such Partner (net of liabilities that such Partner is considered to assume or take subject to, under Section 752 of the Code), (ii) allocations to it of expenditures of the Partnership described in Section 705(a)(2)(b) of the Code, and (iii) allocations to it pursuant to Sections 7.1 and 7.2 of deduction or loss (or items thereof). If any property other than cash is distributed to a Partner, the Capital Accounts of the Partners shall be adjusted as if the property had instead been sold by the Partnership for a price equal to its fair market value, with the resulting gain or loss allocated among the Partners pursuant to Sections 7.1 and 7.2, and the proceeds thereof distributed. The Partners shall maintain their Capital Accounts in accordance with the Code and the Regulations.

Section 5.3. Transferred Capital Accounts. In the event that any Partnership Interest or portion thereof is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor Partner to the extent such Capital Account relates to the transferred Partnership interest or portion thereof.

Section 5.4. Compliance with Regulations. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the General Partner shall determine, after consultation with the

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Limited Partner, that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with changes in such Regulations or for other reasons, the General Partner may in its sole discretion make such modification.

ARTICLE VI. CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Section 6.1. General Partner Capital. The General Partner, in its capacity as General Partner, shall contribute cash or cash equivalents to the Partnership’s capital at such times as Capital Contributions are made by the Limited Partner in an amount equal to 1.01% of the amount contributed by the Limited Partner, as determined pursuant to Sections 6.2, 6.3 and 6.4. It is intended that the General Partner’s Capital Contributions shall result in a 1% Percentage Interest for the General Partner.

Section 6.2. Limited Partner Capital Contributions. The Limited Partner shall contribute as a Capital Contribution the property described in an assignment and assumption agreement dated as of the date hereof (the “Assignment and Assumption Agreement”), the form of which is attached as Appendix A hereto. Such Capital Contribution shall be a net contribution comprising certain assets which will be assigned to the Partnership by the Limited Partner net of certain liabilities which will be assumed by the Partnership, all pursuant to an the Assignment and Assumption or Agreement. It is intended that the Limited Partner’s Capital Contribution shall result in a 99% Percentage Interest for the Limited Partner.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 6.3. Contributions of Property. The Partners agree that the fair market value of the property contributed pursuant to Section 6.2 shall be as set forth in Appendix 8 hereto.

Section 6.4. Estimated Fair Market Value. If the Partners are unable, at the time of execution of this Agreement, to establish the fair market value of all or any part of any property contributed by the Limited Partner pursuant to Section 6.2, the Partners may initially set forth an estimated value for such property pending final determination of the fair market value thereof. In such event, the General Partner’s contribution pursuant to Section 6.1 shall initially be calculated using the estimated value of such property. Adjustments (either additional contributions from the General Partner or refund of excess contributions to the General Partner, as the case may be) shall be effected upon the final determination by the Partners of the fair market value of such property.

Section 6.5. Percentage Interests. The Partners’ respective Percentage Interests shall be the percentage determined by dividing the amount of each Partner’s Capital Account by the total of the aggregate Capital Accounts of all Partners. It is intended that the General Partner’s Percentage Interest shall be 1% and that the Limited Partner’s Percentage

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

interest shall be 99%. In the event that any Partnership Interest or portion thereof is transferred in accordance with this Agreement, the transferee shall succeed to the Percentage Interest of the transferor Partner to the extent that such Percentage Interest relates to the transferred Partnership Interest or portion thereof.

Section 6.6. Additional Capital Contributions. The Partners may, but shall not be required to, make additional Capital Contributions.

Section 6.7. Loans to the Partnership. Loans by Partners to the Partnership shall not be considered Capital Contributions, nor shall Capital Contributions by the Partners be deemed loans. If any Partner advances funds to the Partnership in excess of the amounts required hereunder or in any separate agreement with the General Partner to be contributed by it to the capital of the Partnership, the making of any such advance shall not result in any increase in the amount of the Capital Account or Partnership Interest of such Partner. The amount of any such advance shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advance is made.

Section 6.8. Limitations. No Partner, without the prior written consent of the General Partner, which consent may

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

be withheld for any reason or for no reason, may (i) withdraw or reduce its Capital Contribution to the Partnership, (ii) bring an action for partition against the Partnership, (iii) except as provided in Section 6.2, contribute or receive property other than cash as or for its Capital Contributions, (iv) have priority over any other Partner as to the return of its Capital Contribution or as to the Partnership’s Profits, Losses or distributions or (v) pledge, mortgage or otherwise encumber all or part of its Partnership Interest.

ARTICLE VII. ALLOCATIONS

Section 7.1. Allocation of Profits and Losses. The Profits and Losses of the Partnership shall be allocated among the Partners by allocating each item of income, gain, loss, deduction and credit of the Partnership, determined in accordance with Article IV, for each Fiscal Year as follows:

(a) Except as otherwise provided in this Agreement, all items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

(b) Deductions for expenses incurred pursuant to Section 8.2 that are the sole responsibility of the General Partner shall be allocated to the General Partner. Deductions for expenses incurred pursuant to Section 8.2 for which all of the Partners are responsible shall be allocated among the Partners in accordance with their respective Percentage Interests.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

(c) Notwithstanding the foregoing provisions of this Article VII, if any Partner unexpectedly receives an adjustment, allocation or distribution described in paragraphs (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations, which creates a deficit balance in its Capital Account that exceeds such Partner’s share of minimum gain, plus such Partner’s obligation to restore such deficit, such Partner shall be allocated items of income and gain in an amount sufficient to eliminate any such deficit balance as quickly as possible in accordance with the rules of Section 1.704-1(b)(2)(ii)(d) of the Regulations.

Section 7.2. Gain or Loss from the Sale; Involuntary Conversion or Other Disposition of Partnership Property. The General Partner shall allocate any gains or losses from the sale, exchange, involuntary conversion or other disposition of all or any part of the Partnership Assets between the Partners in accordance with their respective Percentage Interests.

Section 7.3. Allocations for Tax Purposes.

(a) Except as otherwise provided in this Agreement, for Federal income tax purposes, any item of Partnership income, gain, loss, deduction and credit (and the character and source of such items) shall be allocated among the Partners in the same manner as the corresponding item of income, gain, loss, deduction or credit is allocated to Capital Accounts pursuant to this Article, and the Partnership shall maintain such books, records, and accounts as are necessary to make such allocations.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

(b) If, as a result of contributions of property by a Partner to the Partnership, Section 704(c) of the Code requires allocations of income, gain, loss and deduction of the Partnership in a manner different from that set forth in this Section, the provisions of Section 704(c) of the Code and the Regulations thereunder shall control, solely for federal income tax purposes, with regard to allocations of items of Partnership income, gain, loss and deduction.

(c) If a Partner sells or exchanges a part of its interest in the Partnership, or if the interest of a Partner is reduced, the Partner’s distributive share of items allocated pursuant to Section 7.3(a) shall be determined as if the Partnership’s books of account were closed on the date on which such sale, exchange or reduction of interest occurred.

ARTICLE VIII. FEES AND EXPENSES OF GENERAL PARTNER

Section 8.1. General Partner Management Fee. The General Partner shall receive no management fee or other compensation for its services to the Partnership.

Section 8.2. General Partner Expenses. The General Partner shall be responsible for all normal expenses incurred in fulfilling its obligations with respect to the administration of the Partnership. Expenses, such as the costs of litigation in

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

behalf of the Partnership and tax audits, that are not incurred by a general partner in the normal course of carrying out such responsibilities shall be reimbursed to the General Partner by the other Partners in proportion to their Percentage Interests in the Partnership, except insofar as such expenses are due to the willful or negligent act or omission of the General Partner or anyone acting on its behalf.

ARTICLE IX. DISTRIBUTIONS

Section 9.1. Distributions of Income.

(a) The General Partner shall cause the Partnership to distribute income to the Partners at such times as the General Partner determines. Distributions of income shall be allocated among the Partners in accordance with their respective Percentage Interests.

(b) Any cash realized by the Partnership from the sale of Partnership Assets shall be distributed at such times and in such amounts as the General Partner determines. Such distributions shall be allocated among the Partners in accordance with their respective Percentage Interests.

(c) Notwithstanding anything else in this Section 9.1, to the extent that Section 7.1(c) overrides the allocation of income under the preceding provisions of Section 7.1, an adjustment to distributions under this Section 9.1 shall be made in accordance with the principles of Section 7.1(c).

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 9.2. Distributions in Liquidation. Notwithstanding anything to the contrary contained in this Agreement, distributions upon termination of the Partnership and upon liquidation of a Partner’s interest in the Partnership shall be made in accordance with Article XII.

Section 9.3. Amounts Withheld. Any charges, duties, fees or other amounts withheld by the General Partner pursuant to the Code or any provision of any federal, state or local tax law with respect to any payment or distribution to the Partners shall be treated as amounts distributed to the Partners pursuant to this Article for all purposes of this Agreement.

Section 9.4. Tax Liabilities. Any asset used by the Partnership to satisfy the income tax liabilities of a Partner or Partners and any withholding tax paid by the Partnership (including interest and penalties, if any) with respect to such Partner’s share of the income of the Partnership shall be treated as a distribution of cash by the Partnership to such Partner or Partners, as the case may be.

Section 9.5. Transferred Interest. If a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, any Available Cash with respect to such transferred Partnership Interest for the period up to the date on which the Partnership Interest was transferred shall be distributed to the Person who owned such interest or partial interest immediately prior to such transfer.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

ARTICLE X. RIGHTS, POWERS AND OBLIGATIONS OF THE GENERAL PARTNER

Section 10.1. Powers.

(a) The General Partner shall have all the rights and powers of a general partner as provided in the Act, under any other applicable law, or in this Agreement, except to the extent that such powers may be expressly limited by the Act, such other laws, or this Agreement. Except as so limited, the General Partner shall have the exclusive right and power to manage the Partnership and its assets and business, and shall be authorized to do on behalf of the Partnership all things that, in its sole discretion (unless otherwise provided herein), are necessary or appropriate to carry out the Partnership’s purpose as set forth in Section 3.2 including without limitation the following:

(1) Enter into, execute, acknowledge, deliver, cancel and terminate any and all contracts, agreements and other instruments to carry on the business of the Partnership as set forth herein;

(2) Cause to be paid all amounts due and payable by the Partnership to any person and collect all amounts due to the Partnership;

(3) Delegate any or all of its duties and powers under this Agreement, and engage agents, employees, managers, accountants, attorneys, consultants and other persons to carry out the business and affairs of the Partnership, whether or not any such Persons so employed are affiliated

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

with or related to any Partner, and to pay such fees, expenses, salaries, wages and other compensation to such persons as the General Partner shall in its discretion determine;

(4) Pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as the General Partner may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action, right or claim, either in favor of or against the Partnership;

(5) Pay any fee or expense incurred in connection with the Partnership’s organization, the management of the Partnership’s business or affairs, or the carrying out of the General Partner’s obligations and responsibilities under this Agreement or the Act;

(6) Prosecute and defend or cause to be prosecuted and defended, all proprietary rights, including all licenses and permits and all applications with respect thereto, that may be held by the Partnership, and prosecute and defend all rights of the Partnership in connection therewith;

(7) Cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Partnership, unless the same are contested by the General Partner in good faith;

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

(8) Establish, operate and close one or more accounts for the Partnership in such financial institutions as the General Partner may from time to time determine;

(9) Make distributions periodically according to the provisions of this Agreement;

(10) Keep, or cause to be kept, the Partnership books and records;

(11) Secure the necessary goods and services required in performing the General Partner’s duties for the Partnership;

(12) Collect and disburse the Partnership’s funds and invest any excess funds of the Partnership in such investments as the General Partner shall determine;

(13) Subject to the consent of the other Partners, which consent shall not unreasonably be withheld, mortgage, pledge or otherwise encumber the Partnership’s assets;

(14) Cause the Partnership to use excess Partnership cash to make equity investments in, and advance loans to, corporations, and to exercise the Partnership’s rights as a stockholder of, or a lender to, such corporations, as the case may be;

(15) Take any and all action that is permitted under the Act and that is customary or reasonably related to the business of the Partnership; and

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

(16) Execute any and all documents that, in its sole discretion, are needed to carry out the purposes of the above powers.

(b) With respect to each of its rights, powers and obligations under this Agreement, and subject to the restrictions herein, the General Partner shall be authorized to execute and deliver, for and on behalf of the Partnership, such documents, promissory notes and other evidences of indebtedness, contracts, assignments, deeds, leases, loan agreements and other agreements as it deems necessary or appropriate, all on such terms and conditions as it deems proper.

(c) The General Partner may cause the Partnership to adopt by-laws governing the Partnership’s internal organization and affairs. Without limiting the generality of the foregoing, the by-laws so adopted may: (i) create titles for management employees; (ii) establish the power and authority associated with such titles (up to and including power and authority coextensive with that of the General Partner) to represent the Partnership in dealings with third parties; and (iii) provide for the appointment and removal of management employees to and from the positions so created.

Section 10.2. Qualifications and Filings. The General Partner shall cause to be filed such certificates or documents as are necessary or appropriate for the continuation, qualification or operation of the Partnership as a limited partnership in the

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

State of Delaware and any other jurisdiction in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from any and all filings in and reports to any state, and from all amendments thereto, the names and addresses of the Partners, information relating to the Partners’ Capital Contributions and shares of Profits and Losses, and information relating to compensation of the Partners, or may state such information in the aggregate rather than with respect to any individual Partner.

Section 10.3. Reliance of Third Parties. Any person dealing with the Partnership shall be entitled to deal with the General Partner as if it were the sole party in interest in the Partnership’s assets and business, both legally and beneficially. Every agreement, instrument and document executed by the General Partner with respect to any business or property of the Partnership shall be conclusive evidence in favor of any person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed in accordance with this Agreement and is binding upon the Partnership, and (iii) the General Partner was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Partnership.

Section 10.4. Duties. The General Partner shall manage and control the Partnership and its business and affairs.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

The General Partner shall devote itself to the business of the Partnership to the extent it determines necessary for the efficient conduct thereof. The General Partner shall notify the other Partners of all non-routine actions regarding the Partnership.

Section 10.5. Admission of New Partners. The General Partner may admit other Limited Partners on such terms and conditions as it may, in its sole discretion, deem appropriate, provided that the rights of the existing Limited Partners are not impaired thereby. The General Partner shall not admit any new General Partner without the consent of all of the Limited Partners, which consent shall not unreasonably be withheld.

Section 10.6. General Partner Power to Amend. Provided that the other Partners are notified within thirty days thereafter, the General Partner may amend this Agreement to (i) add (subject to the consent of the other Partners and to the other provisions of this Agreement) to the General Partner’s duties or obligations, (ii) correct any error or resolve any ambiguity in or inconsistency among the provisions of this Agreement, (iii) delete or add any provision required to be deleted or added by any state securities commission or similar governmental authority for the benefit or protection of the other Partners, (iv) add to or change the name or principal place of business of the Partnership or add Limited Partners, subject to Section 10.6 above, or (v) make any change that in the General

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Partner’s sole opinion is necessary or prudent to satisfy any requirement, condition or guideline contained in any opinion, directive, order or ruling of any U.S., state, regional, or local agency or judicial authority, or contained in any U.S., state, or local statute, code or regulation. However, such amendments shall not without the consent of each affected Partner: (i) reduce any Partner’s Percentage Interest, (ii) change the liabilities of any Partner., (iii) convert any Limited Partner to a General Partner, (iv) allow any Limited Partner to exercise control of the Partnership’s business or (v) otherwise adversely affect any other Partner. The General Partner may execute, swear to, acknowledge, deliver, file and record any document that may be required in connection with any such amendment.

Section 10.7. Limitations on General Partner’s Authority. Except with the consent of all other Partners, nothing in this Agreement shall authorize the General Partner to:

(a) Manage the affairs or business of the Partnership in a manner contrary to this Agreement;

(b) Sell, trade, give or otherwise alienate the Partnership’s Assets except in the ordinary course of business or in a liquidation;

(c) Negligently do any act that would subject any Limited Partner to liability as a general partner in any jurisdiction or that would cause the Partnership to be classified as other than a partnership for federal income tax purposes; and

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

(d) Except in the ordinary course of business, cause the Partnership to borrow money without the consent of the other Partners, which consent shall not be unreasonably withheld.

ARTICLE XI. TRANSFER BY THE PARTNERS OF PARTNERSHIP INTERESTS

Section 11.1. General.

(a) No Limited Partner may mortgage, pledge, hypothecate or otherwise encumber all or any part of its Partnership Interest.

(b) No Limited Partner may sell, trade, give, transfer, abandon or otherwise alienate (together hereafter in this Article XI referred to as “transfer”) its Partnership interest except in accordance with this Article XI, and any transfer or purported transfer not in accordance with this Article XI shall be null and void and shall not bind or be recognized by the Partnership.

(c) No Limited Partner may transfer part but not all of its Partnership interest.

Section 11.2. Transfer to Affiliates. Subject to Section 11.5 below, a Limited Partner may transfer its Partnership Interest to an Affiliate.

Section 11.3. Consent of General Partner. No Partner may transfer its Partnership Interest without the written consent of the General Partner, which consent shall not be unreasonably

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

withheld. In determining whether to give or withhold its consent to such transfer, the General Partner may consider, among other things:

(a) Whether the transfer may violate any agreement or any law or other governmental requirement or prohibition;

(b) Whether the transfer may affect the Partnership’s existence or qualification as a limited partnership under the Act or result in a termination of the Partnership under Section 70B of the Code; and

(c) Whether the transfer may cause the Partnership to be classified other than as a partnership for federal or state tax purposes.

Section 11.4. Requirements on Transfer. For any transfer of a Partner’s Partnership Interest, the General Partner may require any or all of the following:

(a) That the transferee, at the General Partner’s option, either take the transferor’s place in the Partnership and become a party to this Agreement and any other applicable agreement between the transferor and the General Partner, or undertake obligations to the General Partner equivalent to those of the transferor;

(b) That the transferee be, or be guaranteed by, an entity that, in the General Partner’s reasonable opinion, is financially and otherwise ready, willing and able to perform its obligations under 11.4(a) above;

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

(c) That the transferor and the transferee execute and deliver documents pertaining to the transfer that are satisfactory to the General Partner; and

(d) That the transferor and/or the transferee pay the Partnership’s expenses, including legal expenses and legal fees, incident to the transfer.

Section 11.5. Release from Liability. Upon completion of a transfer in compliance with this Article XI:

(a) The transferring Partner shall (i) be deemed to have withdrawn from the Partnership and (ii) be released from all liability under this Agreement except as to undischarged obligations accruing, or based on events occurring, prior thereto;

(b) The other Partners and the Partnership shall be released from all liability under this Agreement to the transferring Partner except as to undischarged obligations accruing, or based on events occurring, prior thereto; and

(c) This Agreement shall otherwise be deemed terminated as to such transferring Partner.

Section 11.6. Transfers of General Partner’s Interest. The General Partner may transfer its Partnership Interest to any Person without the consent of any other Partner.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

ARTICLE XII. DISSOLUTION AND WINDING UP OF PARTNERSHIP

Section 12.1. Dissolution. The Partnership shall be dissolved upon the first to occur of any of the following:

(a) The expiration of the term of the Partnership as provided in Section 2.3;

(b) in the event of the acquisition by the General Partner of the Partnership Interests of all of the Partners, the completion of the last such acquisition;

(c) The withdrawal of the sole remaining General Partner unless a successor General Partner is admitted to continue the Partnership’s business; and

(d) Any event of dissolution under the Act.

Section 12.2. Election to Continue Partnership. Within ninety days following the occurrence of any event referred to in Section 12.1, all remaining Partners, if any, may agree in writing to continue the Partnership’s business.

Section 12.3. Winding Up. Unless the Partnership is to be continued pursuant to Section 12.2 above, upon dissolution of the Partnership the General Partner shall take full account of the Partnership’s assets and liabilities, and shall liquidate those assets not agreed by the Partners to be distributed in kind in such manner as it shall determine to be in the best interests of the Partnership.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 12.4. Distribution Upon Termination. Upon termination of the Partnership, as provided herein, the following shall occur:

(a) First, any item of income, gain, loss, deduction and credit that has not heretofore been allocated pursuant to Articles VI and VII shall be so allocated;

(b) Second, liabilities owed to creditors of the Partnership, other than creditors who are Partners, shall be satisfied, whether by payment or the making of reasonable provisions for payment thereof (including provision for contingent liabilities determined by the General Partner to be appropriate for such purposes);

(c) Third, if any loans made to the Partnership by any Partner are then outstanding, such loans (including any accrued interest) shall be repaid in full or, if such loans cannot be repaid in full, cash shall be applied to the pro rata repayment of any such loans; and

(d) The remaining cash or non-cash assets shall be distributed to the Partners in accordance with their Capital Accounts; and thereafter in accordance with the Partners’ respective Percentage Interests.

Section 12.5. General Partner Deficit Makeup. If the General Partner has a deficit balance in its Capital Account following the liquidation of its Partnership Interest, as determined after taking into account all Capital Account

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

adjustments for the taxable year during which such liquidation occurs (other than those made pursuant to this Section 12.5), it shall contribute an amount equal to such deficit to the Partnership by the end of such “taxable year, or, if later, within ninety days following the date of such liquidation. Any amount contributed to the Partnership pursuant to this Section 12.5 shall be distributed according to Section 12.4.

ARTICLE XIII. TAX MATTERS

Section 13.1. Tax Returns. The General Partner shall file on behalf of the Partnership such Partnership Returns as are required by law. The Partners agree to file their separate federal income tax returns in accordance with applicable federal income tax law and in a manner consistent with the Partnership Returns and the provisions of this Agreement.

Section 13.2. Tax Matters Partner. The General Partner is hereby designated as the Partnership’s tax matters partner (the “Tax Matters Partner”) as defined in Section 6231(a)(7) of the Code and shall have all the powers and obligations set forth in this Article XIII or of a tax matters partner pursuant to the Code. The Tax Matters Partner shall incur no liability to the other Partners for actions taken in its capacity as Tax Matters Partner, including, but not limited to, liability for any additional taxes, interest or penalties owed by the other Partners due to adjustments of Partnership items of income, gain, loss or deduction at the Partnership level.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 13.3. Duties of the Tax Matters Partner. The Tax Matters Partner shall cooperate with the other Partners and, for other than routine correspondence, shall keep the other Partners reasonably informed of discussions with the Internal Revenue Service. The Tax Matters Partner shall, in its sole discretion, determine what is reasonable with regard to communication of such matters. The Tax Matters Partner shall have the power, in its sole discretion, to extend the period of limitations for assessments, file a petition or complaint in any court, file a request for an administrative adjustment of Partnership items after any return has been filed, or enter into any settlement agreement with the Internal Revenue Service or Department of the Treasury with respect to Partnership items of income, gain, loss or deduction. The Tax Matters Partner may request extension to file any tax return or statement without the consent of, but shall so inform, the other Partners. The provisions of this Agreement regarding the Partnership’s tax returns shall survive the termination of the Partnership and the transfer of any Partner’s Partnership Interest and shall remain in effect for the period of time necessary to resolve any and all matters regarding the federal income taxation of the Partnership and items of Partnership income, gain, loss and deduction.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 13.4. Tax Policy. The General Partner shall make any and all tax accounting and reporting elections and adopt such procedures as are necessary relating to income, gain, expense, loss, deduction and credit in order to minimize taxable income and gain and maximize taxable loss, deductions and credits allocable to the Partners. For all property with respect to which deductions for depreciation may be claimed, the Partnership shall, except as otherwise decided upon by the Partners, utilize the depreciation or amortization method that will provide the depreciation to the Partnership at the earliest possible time.

Section 13.5. Partnership Tax Status. No Partner shall take any action that would result in the Partnership being treated other than as a partnership for federal income tax purposes.

Section 13.6. Section 708 Termination. Notwithstanding any other provision of this Article XIII in the event that the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no liquidating event has occurred, the Assets shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

ARTICLE XIV. POWER OF ATTORNEY; FURTHER ASSURANCES

Section 14.1. Grant of Power. Coincident with its execution of this Agreement, the Limited Partner shall give to the General Partner a Power of Attorney regarding the Partnership in the form set forth in Appendix C hereto.

Section 14.2. Further Assurances. Promptly upon the General Partner’s request, the Limited Partner shall (i) execute, acknowledge, deliver, file and/or record such further certificates, amendments, instruments and documents and (ii) do all other acts and things, as may be required by law or deemed by the General Partner necessary or prudent to implement the purpose or intent of this Agreement or conduct the business of the Partnership,

ARTICLE XV. PARTNER REPRESENTATIONS AND WARRANTIES

Section 15.1. Partner Representations and Warranties.

(a) Each Partner represents and warrants:

(1) That it has the full legal right, power and authority to enter into this Agreement and perform its obligations hereunder;

(2) That it intends to enter the Partnership as an investment and not for sale or distribution;

(3) That it is aware (i) that interests in the Partnership have not been registered under the United States Securities Act of 1933, or any comparable state law, and that

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

such interests cannot be sold or otherwise disposed of unless they are registered thereunder or unless such sale or disposition is exempt from such registration, (ii) that the Partnership has no present intention of so registering such interests under the Securities Act of 1933, or any comparable state law, and (iii) that accordingly such Partner is able and is prepared to suffer a complete loss of its investment; and

(4) That its knowledge and experience in financial and business matters are such that it is capable of evaluating the risks of investing in the Partnership.

(b) The General Partner explicitly disclaims any representation or warranty with respect to (i) the success or profitability of the Partnership’s business or (ii) the tax treatment or consequences of any Partner’s investment in the Partnership.

ARTICLE XVI. LIABILITY AND INDEMNIFICATION OF GENERAL PARTNER AND OTHERS

Section 16.1. Exoneration. The General Partner shall not be liable to the Partnership or any Partner for any act or omission involving its conduct of the business or affairs of the Partnership if the General Partner has conducted such business and affairs in good faith with respect to such matter and has not acted with gross negligence or in willful misconduct with respect thereto.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 16.2. Repayment of Capital and Loans. Except to the extent available from the portion of the Partnership Assets corresponding to a Partner’s Partnership Interest, and subject to the other provisions of this Agreement, the General Partner shall not be liable to any Partner for repayment of principal or interest on contributions to the Partnership or for repayment of principal or interest on any loan or advance from such Partner to the Partnership.

Section 16.3. Indemnification by Partnership.

(a) For the purposes of this Section 16.3, “Claim” shall mean any claim, action, demand, loss, cost or expense, and shall be deemed to include, without limitation, any Claim due to governmental requirements or related to the environment.

(b) Should the General Partner, because of its status as a general partner in the Partnership and due to any Claim against, or related to, the Partnership or the Partnership’s assets, business or activities, become liable, or be subject to any Claim, in excess of its Partnership Interest, the other Partners, each in proportion to its Percentage Interest, shall indemnify and hold harmless the General Partner against such excess and against the General Partner’s reasonable costs and expenses of defending itself or the Partnership against such liability or Claim, provided that the General Partner shall be responsible for such portion of such excess, costs and expenses as is proportional to its own Percentage Interest.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 16.4 Survival. The rights and obligations of this Article XVI shall survive (i) any expiration or termination of this Agreement as to the indemnifying Partner, and (ii) any withdrawal of the indemnifying Partner from the Partnership, but in either case shall apply only to the extent that the Claim accrues, or is based on events occurring, prior to such expiration, termination or withdrawal.

ARTICLE XVI. WITHDRAWAL AND REMOVAL OF GENERAL PARTNER

Section 17.1. Withdrawal of General Partner.

(a) The General Partner shall not withdraw as the Partnership’s general partner except upon the transfer of all of its Partnership Interest.

(b) The General Partner may withdraw pursuant to Section 17.1(a) above by delivering a notice of withdrawal to the other Partners. Such notice shall state the effective date of the General Partner’s withdrawal, which date shall be not less than thirty days subsequent to the date such notice is mailed.

(c) Upon withdrawal of the General Partner, the successor to its Partnership Interest shall succeed to all of the General Partner’s rights and obligations under this Agreement.

Section 17.2. Removal of General Partner. The Limited Partner shall not have any right to remove the General Partner as the Partnership’s general partner.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

ARTICLE XVIII. MISCELLANEOUS

Section 18.1. Notices. Any notice, offer, consent or other communication required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been sufficiently given or made when delivered personally to the Party (or an officer of the Party) to whom the same is directed, or (except in the event of a mail strike) five business days after being mailed by first-class mail, certified and postage prepaid, or when received if transmitted by facsimile or sent by overnight express, if to the Partnership, to the principal office described in Section 3.5 or, if to a Partner, to the address set forth in the execution pages hereof. Any Partner may change its address for receiving notice by giving notice of such change to the Partnership and the other Partners, such change to become effective on the tenth day after such notice is given.

Section 18.2. Captions. Article and Section captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 18.3. Severability. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 18.4. Litigation. The General Partner shall prosecute and defend such actions at law or in equity as may be necessary to enforce or protect the interests of the Partnership. The Partnership and the General Partner shall respond to any final decree, judgment or decision of any court, board or authority having jurisdiction. Subject to Article XVI, the General Partner shall satisfy any such judgment, decree or decision first out of any insurance proceeds available therefor, next out of the Assets of the Partnership available therefor, and finally out of the assets of the General Partner.

Section 18.5. Right to Rely Upon Authority of General Partner. No person dealing with the General Partner shall be required to determine the General Partner’s authority to make any commitment or undertaking on behalf of the Partnership, nor to determine any fact or circumstances bearing upon the existence of such authority. In addition, no purchaser of any asset owned by the Partnership shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any such instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchaser shall have received written notice from the Partnership affecting the same.

Section 18.6. Administration. The Partnership shall be administered in accordance with this Agreement entirely by the

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

General Partner, and shall have no other administrative or policy making body or periodic Partnership meetings. However, any Partner may at any time upon ten days’ notice call a Partnership meeting to discuss Partnership business, which meeting shall be held at the Partnership’s principal office during normal business hours.

Section 18.7. No Agency. Except as explicitly authorized in advance in writing by the General Partner, no other Partner shall act, or represent itself, in any matter as an agent or representative of the Partnership or the General Partner.

Section 18.8. Ownership of Partnership Assets. All Partnership Assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any separate ownership interest in such Partnership Assets or any portion thereof. Legal title to any or all Partnership Assets shall be held in the name of the Partnership, or, with the consent of the other Partners, in the name of the General Partner or one or more nominees in behalf of the Partnership, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner or any nominee shall be held in trust by the General Partner or such nominee for the use and benefit of the Partnership in accordance with this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 18.9. Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without giving effect to Delaware’s rules on the conflict of law) as such laws are applied by Delaware courts to agreements entered into and to be performed in Delaware by and between residents of Delaware.

Section 18.10. Successors. This Agreement shall, subject to the restrictions on transferability set forth herein, bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Parties.

Section 18.11. Entire Agreement; Amendment. Except for other written agreements in which it is specifically referred to, this Agreement constitutes the entire agreement of the parties hereto on its subject. It supersedes all prior agreements and understandings between or among them, oral or written, all of which are hereby nullified. Except as otherwise provided in Section 10.6, this Agreement may not be modified or amended other than by a writing signed by all parties hereto.

Section 18.12. No Waiver. The failure of any party hereto to seek redress for violation, or to insist on strict performance, of any obligation of this Agreement shall not constitute a waiver of its rights in the future to do so regarding that or any other obligation hereof.

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Section 18.13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Section 18.14. Other Business Ventures. Any Partner, or any shareholder, director, employee, Affiliate or Person holding a legal or beneficial interest in any entity that is a Partner, may engage in or possess interests in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Partnership or otherwise. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

Section 18.15. Creditors. Except as required by any applicable bankruptcy or receivership law or as explicitly provided for herein, no provision of this Agreement shall be for the benefit of or enforceable by any non-party, including any creditor of the Partnership or any Partner.

Section 18.16. Remedies. The rights and remedies of the parties hereto shall not be exclusive, and the exercise of any right to which a party hereto is entitled shall not preclude the exercise of any other right that such party may have.

Section 18.17. Authority. Each individual executing this Agreement on behalf of a partnership, corporation or other

[WP: JGC/ACT, L.P. L. PARTNERSHIP]

entity warrants that he or she is authorized to do so and that this Agreement will constitute the legally binding obligation of the entity that he or she represents.

IN WITNESS WHEREOF, the parties hereto, through their authorized representatives, have executed and delivered this Agreement as of the date first written above.

GENERAL PARTNER:

ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC.

By:
(Signature)

John M. Wagner
(Printed Name)

Vice President
(Title)

LIMITED PARTNER:

ARCO CHEMICAL TECHNOLOGY, INC.

By:
(Signature)

Deborah L. Campbell
(Printed Name)

President
(Title)

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

Appendix A

Capital Contribution of the Limited Partner

(See Assignment and Assumption Agreement attached hereto)

[WP: JGC/ACT, L.P. L. PARTNERSHIP]
1-DEC-91

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Agreement is made as of the 1st day of December 1991 by and between ARCO Chemical Technology, Inc., a Delaware corporation (the “Limited Partner”), and ARCO Chemical Technology, L.P., a Delaware limited partnership (the “Partnership”).

The parties hereto, for good and valuable consideration and intending to be legally bound, do agree as follows:

1. Assignment, Transfer and Conveyance of Property. The Limited Partner assigns, transfers and conveys to the Partnership, as a capital contribution, and the Partnership hereby accepts and assumes, all of the Limited Partner’s right, title, and interest in and to the following property (collectively, the “Conveyed Assets”):

(i)

(A) all of the Limited Partner’s intangible property, including all trade secret rights and rights in proprietary know how and technology of every kind and character, whether patented or unpatented (but excluding pending United States patent applications), and (B) all license agreements and other technology-related agreements associated with such intangible property to which the Limited Partner is a party or of which the

Limited Partner is the assignee, including without limitation the agreements listed in Attachment A hereto; (collectively, the “Technology and Associated License Agreements”);

(ii)	all other contracts and agreements to which the Limited Partner is a party or of which the Limited Partner is the assignee; and

(iii)	the additional balance sheet assets identified in page 1 of Attachment B hereto (the “Balance Sheet Assets” ).

2. Further Assurances.

The Limited Partner hereby covenants and agrees that it shall from time to time, if requested by the Partnership, its successors or assigns, do, execute, acknowledge, and deliver (or cause to be done, executed, acknowledged, and delivered) to or for the Partnership, or its successors or assigns, any further acts, transfers, assignments, deeds, powers or instruments as may be proper or necessary for (i) better assuring, conveying, transferring, or assigning all of the Conveyed Assets or (ii) more effectively carrying out the intent hereof so as to vest in the Partnership all of the rights, title, and interest of Grantor in and to all of the Conveyed Assets; and the Limited Partner shall warrant and defend the same to the Partnership, and its successors and assigns, forever against all persons claiming by, through, or under the Limited Partner.

[WP: ACTI/Assignment and Assumption]
1-DEC-91

3. Assumption of Liabilities.

The Partnership does hereby assume and agree to pay and discharge any and all commitments, liabilities and obligations relating to or arising from the Conveyed Assets of every kind and nature and whether accrued, absolute, contingent or otherwise, including without limitation the balance sheet liabilities identified in page 3 of Attachment B hereto (the “Balance Sheet Liabilities”).

4. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[WP: ACTI/Assignment and Assumption]
1-DEC-91

IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereof as of the date first written above.

ARCO CHEMICAL TECHNOLOGY, INC.

By:
Name:
Title:

ARCO CHEMICAL TECHNOLOGY L.P.

By:	ARCO CHEMICAL TECHNOLOGY MANAGEMENT, INC, its general partner

By:
Name:
Title:

[WP: ACTI/Assignment and Assumption]
1-DEC-91

-4-